Exhibit 99.1

Rosetta Stone Inc. Reports Third Quarter 2012 Results

Company Delivers $1.8 million of Adjusted EBITDA and 9% Bookings Growth

ARLINGTON, VA — November 7, 2012 — Rosetta Stone Inc. (NYSE:RST), a leading provider of technology-based language-learning solutions, today announced financial results for the third quarter 2012, as summarized below:

US$ thousands	Three Months Ended September 30,		%
except per-share data	2012	2011	change
Total revenue	$64,279	$64,202	0%
Bookings(1)	$72,125	$66,062	9%

Net loss	(33,390)	(1,177)	-2,737%
Net loss per share	$(1.58)	$(0.06)	-2,533%

Adjusted Net loss(1),(2)	(1,748)	(1,177)	-49%
Adjusted Net loss per share(1),(2)	$(0.08)	$(0.06)	-33%

Adjusted EBITDA(1)	$1,827	$(1,791)	202%

Cash flow from operations	5,424	(2,010)	370%
Purchases of property and equipment	(941)	(2,443)	-61%
Free cash flow(1)	4,483	(4,453)	201%

(1)   Definitions and reconciliations for all non-GAAP measures are provided in this press release.

(2)   Excludes impact of legal expenses related to the lawsuit against Google, Inc. and all adjustments related to recording a non-cash tax valuation allowance for deferred tax assets.

Steve Swad, President and Chief Executive Officer of Rosetta Stone, said, “We had a good third quarter with bookings up 9% year-over-year with double-digit growth in our consumer business and single-digit growth in our institutional business. We also did a better job managing our expenses and we made progress shifting the business online with over 57,000 consumer Online Learners and over 80% of our institutional business online.”  Swad added, “We grew consumer Online Learners by 115% since the beginning of the year and by 167% versus this time last year.  We operated more efficiently and lowered expenses, including reducing our kiosk expenses and lowering our international media spend which allowed us to deliver Adjusted EBITDA of $1.8 million, more than double the $1.8 million loss a year ago.”

Third Quarter 2012 Operational and Financial Highlights

•                  Bookings grew 9%:  Total bookings increased 9% year-over-year to $72.1 million from $66.1 million.  The increase reflected an 11% increase in Consumer bookings as well as 4% growth in Institutional bookings related to signing new and renewal deals that will be recognized over time.  Growth in Consumer bookings was due entirely to an 18% increase in the U.S., offset by a 10% decrease in International compared with last year.

•                  Revenue up slightly:  Consolidated revenue of $64.3 million increased slightly from $64.2 million a year ago.  US Consumer revenue increased 5% reflecting double-digit growth in the company’s direct-to-consumer (DTC) channel, offset by lower contribution from the kiosk channel as the company operated 60 fewer kiosks on average.  International Consumer revenue declined 8% primarily due to a decrease in revenues from Japan, in part the result of operating fewer kiosks, and lower sales in Germany, reflecting the shift to an online-only model, partially offset by an increase in Korea from increased sales in the home shopping TV channel.  The Institutional business decreased 6% mainly due to the non-renewal of the Army and Marines contracts last year, partially offset by increases in Corporate and International.

	Three Months Ended
	September 30,	September 30,	%
US$ thousands	2012	2011	change
Revenue from:
US Consumer	$39,681	$37,710	5%
International Consumer	10,094	11,002	-8%
Total Consumer	49,775	48,712	2%
Institutional	14,504	15,490	-6%
Total	64,279	64,202	0%

•                  Adjusted EBITDA:  Adjusted EBITDA for the third quarter was $1.8 million, an increase of $3.6 million from ($1.8) million in the third quarter of 2011.  The improvement in Adjusted EBITDA was mainly due to the small increase in revenues combined with a 7% or $2.7 million reduction in sales and marketing, partially offset by a $0.4 million increase in general and administrative (G&A) expenses and an increase in research and development costs.

•                  Valuation Allowance for Deferred Tax Assets:  The Company recorded a non-cash charge of $25.6 million in the third quarter of 2012 to establish a valuation allowance against its deferred tax assets (“DTAs”) primarily in the United States.  In accordance with US GAAP, Rosetta Stone evaluates its DTAs quarterly to determine if valuation allowances are required.  This determination was based on several factors, including whether the company had a three-year historical cumulative pre-tax loss, which the Company crossed in the third quarter, and as a result, the Company recorded a non-cash charge to income tax expense.  Establishment of this valuation allowance does not preclude the company from utilizing the DTAs in the future to reduce cash tax payments.

•                  Net Income: Rosetta Stone recorded a net loss of $33.4 million in the third quarter 2012, compared to a net loss of $1.2 million in the third quarter of 2011.  Net loss per share was $1.58 compared to a net loss of $0.06 per share in the prior year period.  Net loss for the quarter included the impact of the valuation allowance established against its deferred tax assets.  Excluding the impact of this valuation allowance and Google-related legal costs of $1.0 million, Adjusted net loss was $1.7 million compared to a loss of $1.2 million a year ago while Adjusted net loss per share was $0.08 compared with $0.06 net loss per share a year ago.

•                  Balance Sheet and Cash Flow:  Cash, cash equivalents and short-term investments were $126.1 million at September 30, 2012, an increase of $9.8 million compared with $116.3 million at December 31, 2011 and an increase of $14.8 million from the prior year period.  The company has no debt.  Net cash provided by operating activities in the quarter was $5.4 million compared with ($2.0) million a year ago.  Capital expenditures were $0.9 million.  Free cash flow for the quarter was $4.5 million, compared with ($4.5) million in the third quarter of 2011.

Financial Outlook

The company is providing the following update to its guidance for the full year 2012:

•                  Increasing the range of Adjusted EBITDA* by $2 million to $8 million to $10 million from $6 million to $8 million.

•                  Maintaining the range of Adjusted net loss** at $6 million to $4 million, but improving Adjusted net loss per share** to a range of $0.20 to $0.30.  These figures exclude the Google legal expenses and all adjustments related to recording the valuation allowance so that they are comparable to our previous guidance of a net loss of $4 million to $6 million and net loss per share of $0.20 to $0.33.

•                  Lowering the range for capital expenditures to $5 million to $8 million compared with previous guidance of $8 million to $11 million.

*Adjusted EBITDA excludes legal expenses related to the lawsuit against Google Inc. and any restructuring costs.

**Adjusted net loss and Adjusted net loss per share exclude the impact of legal expenses related to the lawsuit against Google, Inc. and all adjustments related to recording the non-cash tax valuation allowance for deferred tax assets.

Non-GAAP Financial Measures

This press release contains several non-GAAP financial measures.  Adjusted EBITDA is GAAP net income or loss plus interest income and expense, income tax benefit and expense, depreciation, amortization and stock-based compensation expenses.  Adjusted EBITDA excludes any expenses related to the lawsuit against Google Inc., and any restructuring costs. Adjusted EBITDA for prior periods has been revised to conform to current definition.  Adjusted net loss and adjusted net loss per share exclude the impact of legal expenses related to its lawsuit against Google, Inc. and all adjustments related to recording the non-cash tax valuation allowance for deferred tax assets.  Free cash flow is cash flow from operations less cash used in purchases of property and equipment.  Bookings represent executed sales contracts received by the Company that are either recorded immediately as revenue or as deferred revenue.    Management believes that these non-GAAP measures of financial results provide useful information to investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. Management uses these non-GAAP measures to compare the Company’s performance to that of prior periods for trend analyses, for purposes of determining executive incentive compensation, and for budgeting and planning purposes.  These measures are used in monthly financial reports prepared for management and in quarterly financial reports presented to the Company’s board of directors.  Management believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software companies, many of which present similar non-GAAP financial measures to investors.

Management typically excludes the amounts described above when evaluating the Company’s operating performance and believes that the resulting non-GAAP measures are useful to investors and financial analysts in assessing the Company’s operating performance due to the following factors:

•                  Amortization of Acquired Intangibles. Amortization costs and the related tax effects are fixed at the time of an acquisition, and then amortized over a period of several years after the acquisition and generally cannot be changed or influenced by management after the acquisition.

•                  Stock-based Compensation. Although stock-based compensation is an important aspect of compensation of the Company’s employees and executives, stock-based compensation expense is generally fixed at the time of grant, then amortized over a period of several years after the grant of the stock-based instrument, and generally cannot be changed or influenced by management after the grant.  In addition, the impact of shares granted under these plans is considered in the Company’s EPS calculation to the extent the shares are dilutive.

•                  Bookings. Although revenue is an important aspect of measuring Company performance, the Company believes total sales bookings can be a valuable indicator of the Company’s performance.  The Company is transitioning to a greater amount of subscription sales, which results in an increasing portion of sales being recorded as deferred revenue.

Management does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with GAAP.  The principal limitation of these non-GAAP financial measures is that they exclude significant expenses and income that are required by GAAP to be recorded in the Company’s financial statements.  In addition, they are subject to inherent limitations, because they reflect the exercise of judgments by management about which expenses and items of income are excluded from these non-GAAP financial measures and may not be calculated in the same manner as other companies’ similarly titled non-GAAP measures.

In order to compensate for these limitations, management presents its non-GAAP financial measures in connection with its GAAP results.  The company urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing earnings information, including this press release, and not to rely on any single financial measure to evaluate the company’s business.

Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP measures used in this press release are included at the end of this release.

Investor Webcast

This news release and the accompanying tables should be read in conjunction with the additional content that is available on the company’s website.

In conjunction with this announcement, Rosetta Stone will host a webcast today at 4:30 p.m. eastern time (ET) to discuss the results and the company’s business outlook.  The webcast will be available live on the Investor Relations page of the company’s website at http://investors.rosettastone.com.

Investors may also dial in to the conference line using one of the following numbers:

1-877-407-4018 (toll-free) or

1-201-689-8471 (toll/international)

A recorded replay of the webcast will be available on the “Investor Relations” page of the company’s web site http://investors.rosettastone.com after the live discussion.  The replay will also be available beginning at 7:30PM ET until November 21, 2012 via telephone at the following numbers:

1-877-870-5176 (toll-free) or

1-858-384-5517 (toll/international)

Pass Code: 403092

About Rosetta Stone

Rosetta Stone Inc. provides cutting-edge interactive technology that is changing the way the world learns languages. The company’s proprietary learning techniques—acclaimed for their power to unlock the natural language-learning ability in everyone—are used by schools, businesses, government organizations and millions of individuals around the world. Rosetta Stone offers courses in 30 languages, from the most commonly spoken (like English, Spanish and Mandarin) to the less prominent (including Swahili, Swedish and Tagalog). The company was founded in 1992 on the core beliefs that learning to speak a language should be a natural and instinctive process, and that interactive technology can activate the language immersion method powerfully for learners of any age. Rosetta Stone is based in Arlington, VA, and has offices in Harrisonburg, VA, Boulder, CO, Tokyo, Seoul, London, and Sao Paulo.

“Rosetta Stone” is a registered trademark or trademark of Rosetta Stone Ltd. in the United States and other countries.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release are forward-looking statements, including our guidance for future financial performance and operating targets, and our long-term growth prospects.  In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as “project,” “believe,” “plan,” “expect,” “anticipate,” “estimate,” “intend,” “should,” “would,” “could,” “potentially,” “seek,” “may,” “likely,”  “will,” “financial outlook,” “strategy,” or “continue.”  These forward-looking statements reflect the company’s current views with respect to future events and are subject to certain risks, uncertainties, and assumptions.  A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including demand for language learning software; the advantages of our products, services, technology, brand and business model as compared to others; our strategic focus; our ability to maintain effective internal controls or to remediate material weaknesses; our cash needs and expectations regarding cash flow from operations; our product development plans; the appeal and efficacy of our products; our expectations regarding capturing lifetime value and a broader range of market segments through such offerings; our plans regarding expansion of our marketing initiatives and sales force; our international expansion and growth plans; our plans regarding our kiosks and retail relationships; our plans regarding our Institutional business; the impact of any revisions to our pricing strategy; our ability to manage and grow our business and execute our business strategy; our financial performance; our actions to stabilize our business in the U.S. consumer market including realigning our cost structure and revitalizing our go-to-market strategy; our plans to transition our distribution to more online in the consumer space; adverse trends in general economic conditions and the other factors described more fully in the company’s filings with the U.S. Securities and Exchange Commission (SEC), including the company’s annual report on Form 10-K for the fiscal year ended December 31, 2011, which is on file with the SEC.  The company assumes no obligation to update the information in this communication, except as otherwise required by law.  Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Investor Contact:	Media Contact:
Steve Somers, CFA	Jonathan Mudd
ssomers@rosettastone.com	jmudd@rosettastone.com
703-387-5876	571-357-7148

Source: Rosetta Stone Inc.

7

ROSETTA STONE INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
Revenue:
Product	$42,462	$44,183	$127,534	$134,541
Subscription and service	21,817	20,019	67,006	53,381
Total revenue	64,279	64,202	194,540	187,922

Cost of revenue:
Cost of product revenue	7,858	7,862	24,087	25,430
Cost of subscription and service revenue	3,327	3,447	11,892	8,861
Total cost of revenue	11,185	11,309	35,979	34,291

Gross profit	53,094	52,893	158,561	153,631

Operating expenses
Sales and marketing	37,113	39,821	110,641	118,175
Research and development	5,177	4,991	17,944	17,829
General and administrative	14,474	14,115	41,050	42,731
Total operating expenses	56,764	58,927	169,635	178,735

Loss from operations	(3,670)	(6,034)	(11,074)	(25,104)

Other income and (expense):
Interest income	42	62	141	224
Interest expense	—	(1)	—	(5)
Other income (expense)	(27)	34	(71)	83
Total other income (expense)	15	95	70	302

Loss before income taxes	(3,655)	(5,939)	(11,004)	(24,802)
Income tax expense (benefit)	29,735	(4,762)	28,833	(9,794)

Net loss	$(33,390)	$(1,177)	$(39,837)	$(15,008)

Net loss per share:
Basic	$(1.58)	$(0.06)	$(1.90)	$(0.72)
Diluted	$(1.58)	$(0.06)	$(1.90)	$(0.72)

Common shares and equivalents outstanding:
Basic weighted average shares	21,073	20,780	21,004	20,724
Diluted weighted average shares	21,073	20,780	21,004	20,724

ROSETTA STONE INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except per share amounts)

(unaudited)

	September 30,	December 31,
	2012	2011

Assets
Current assets:
Cash and cash equivalents	$126,046	$106,516
Restricted cash	58	74
Short term investments	—	9,711
Accounts receivable (net of allowance for doubtful accounts of $1,299 and $1,951, respectively)	39,685	51,997
Inventory	6,765	6,723
Prepaid expenses and other current assets	6,306	7,081
Income tax receivable	9,750	7,678
Deferred income taxes	13	10,985
Total current assets	188,623	200,765

Property and equipment, net	16,983	20,869
Goodwill	34,867	34,841
Intangible assets, net	10,835	10,865
Deferred income taxes	123	8,038
Other assets	1,884	1,803
Total assets	$253,315	$277,181

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$6,959	$7,291
Accrued compensation	13,211	11,703
Other current liabilities	28,407	34,911
Deferred revenue	53,787	49,375
Total current liabilities	102,364	103,280

Deferred revenue	4,002	2,520
Deferred income taxes	8,102	—
Other long-term liabilities	213	176
Total liabilities	114,681	105,976

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $0.001 par value; 10,000 and 10,000 authorized; zero and zero shares issued and outstanding September 30, 2012 and December 31, 2011, respectively	—	—
Non-designated common stock, $0.00005 par value, 190,000 and 190,000 shares authorized, 21,839 and 21,258 shares issued and outstanding at September 30, 2012 and December 31, 2011, respectively	2	2
Additional paid-in capital	158,861	151,823
Accumulated income (loss)	(20,755)	19,082
Accumulated other comprehensive income	526	298
Total stockholders’ equity	138,634	171,205
Total liabilities and stockholders’ equity	$253,315	$277,181

ROSETTA STONE INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011

Cash Flows From Operating Activities:
Net loss	(33,390)	(1,177)	(39,837)	(15,008)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Stock-based compensation expense	2,477	1,836	6,208	4,977
Bad debt expense	739	401	1,335	709
Depreciation and amortization	1,748	2,184	6,230	6,439
Deferred income tax benefit	28,096	(2,493)	26,940	471
Loss on sales of equipment	372	2	752	18
Net change in:
Restricted cash	(13)	(4)	15	19
Accounts receivable	(5,165)	4,358	11,149	12,345
Inventory	(479)	1,121	1	1,361
Prepaid expenses and other current assets	136	820	785	1,371
Income tax receivable	660	(3,991)	(2,080)	(12,232)
Other assets	987	1,108	(78)	(208)
Accounts payable	2,491	(2,019)	(377)	738
Accrued compensation	(298)	(1,859)	1,476	(1,462)
Other current liabilities	1,123	(4,069)	(6,690)	(3,712)
Excess tax benefit from stock options exercised	18	(334)	—	(365)
Other long-term liabilities	(1,640)	164	(44)	152
Deferred revenue	7,562	1,942	5,707	370
Net cash provided by (used in) operating activities	5,424	(2,010)	11,492	(4,017)

Cash Flows From Investing Activities:
Purchases of property and equipment	(941)	(2,443)	(2,939)	(7,908)
Proceeds from (purchases of) available-for-sale securities	1,599	105	9,711	(1,801)
Acquisition, net of cash acquired	—	—	—	(75)
Net cash provided by (used in) investing activities	658	(2,338)	6,772	(9,784)

Cash Flows From Financing Activities:
Proceeds from the exercise of stock options	830	559	830	639
Tax benefit of stock options exercised	(18)	334	—	365
Payments under capital lease obligations	(2)	(1)	(5)	(6)
Net cash provided by financing activities	810	892	825	998

Increase (decrease) in cash and cash equivalents	6,892	(3,456)	19,089	(12,803)

Effect of exchange rate changes in cash and cash equivalents	380	(291)	441	114

Net increase (decrease) in cash and cash equivalents	7,272	(3,747)	19,530	(12,689)

Cash and cash equivalents—beginning of period	118,774	106,814	106,516	115,756

Cash and cash equivalents—end of period	$126,046	$103,067	$126,046	$103,067

ROSETTA STONE INC.

Reconciliation of Net Loss to Adjusted EBITDA

(in thousands)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011

Net loss	$(33,390)	$(1,177)	$(39,837)	$(15,008)
Interest (income)/expense, net	(42)	(61)	(141)	(219)
Income tax expense (benefit)	29,735	(4,762)	28,833	(9,794)
Depreciation and amortization	1,748	2,184	6,230	6,439
Stock-based compensation	2,477	1,836	6,208	4,977
Other EBITDA Adjustments	1,299	189	3,392	443

Adjusted EBITDA*	$1,827	$(1,791)	$4,685	$(13,162)

*Adjusted EBITDA equals GAAP net income or loss plus interest income and expense, income tax benefit and expense, depreciation, amortization, stock-based compensation expenses, restructuring costs and any expenses related to the previously disclosed lawsuit against Google, Inc.

Prior period Adjusted EBITDA has been conformed to current definition.

ROSETTA STONE INC.

Reconciliation of Net Loss to Adjusted Net Loss

(in thousands except per share amounts)

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012		2012
		Adjusted		Adjusted
	Net loss	Loss per share	Net Loss	Loss per share
Net loss as reported	$(33,390)	$(1.58)	$(39,837)	$(1.90)
Expenses related to Google lawsuit	966	$0.05	1,096	$0.05
Income taxes - valuation allowance	30,676	$1.46	32,301	$1.54

Adjusted Net Loss	$(1,748)	$(0.08)	$(6,440)	$(0.31)

*Adjusted Net Loss equals GAAP net loss adjusted for expenses related to the lawsuit against Google, Inc. and all impacts related to recording the valuation allowance.

Rosetta Stone Inc.

Business Metrics

(in thousands)

	Quarter-Ended					Quarter-Ended					Quarter-Ended
	3/31/10	6/30/10	9/30/10	12/31/10	2010	3/31/11	6/30/11	9/30/11	12/31/11	2011	3/31/12	6/30/12	9/30/12	12/31/12	2012
Net Bookings by Market

US Consumer	41,631	38,746	41,138	52,243	173,758	29,814	36,828	35,562	54,786	156,990	41,237	37,240	42,042
International Consumer	10,029	8,177	9,860	15,176	43,242	14,996	12,910	11,945	14,589	54,440	13,046	8,168	10,729
Worldwide Consumer	51,660	46,923	50,998	67,419	217,000	44,810	49,738	47,507	69,375	211,430	54,283	45,408	52,771

Worldwide Institutional	9,108	17,110	22,307	14,395	62,920	10,770	16,973	18,555	15,459	61,757	10,984	17,635	19,354
Total	60,768	64,033	73,305	81,814	279,920	55,580	66,711	66,062	84,834	273,187	65,267	63,043	72,125

YoY Growth (%)
US Consumer	6%	-9%	-19%	-11%	-9%	-28%	-5%	-14%	5%	-10%	38%	1%	18%
International Consumer	304%	168%	135%	93%	146%	50%	58%	21%	-4%	26%	-13%	-37%	-10%
Worldwide Consumer	23%	3%	-7%	1%	4%	-13%	6%	-7%	3%	-3%	21%	-9%	11%

Worldwide Institutional	8%	28%	5%	37%	18%	18%	-1%	-17%	7%	-2%	2%	4%	4%
Total	21%	9%	-4%	6%	7%	-9%	4%	-10%	4%	-2%	17%	-5%	9%

% of Total Net Bookings
US Consumer	69%	60%	56%	64%	62%	54%	55%	54%	65%	57%	63%	59%	58%
International Consumer	16%	13%	14%	18%	15%	27%	20%	18%	17%	20%	20%	13%	15%
Worldwide Consumer	85%	73%	70%	82%	78%	81%	75%	72%	82%	77%	83%	72%	73%

Worldwide Institutional	15%	27%	30%	18%	23%	19%	25%	28%	18%	23%	17%	28%	27%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

Revenue by Market

US Consumer	41,407	38,748	36,902	44,516	161,573	28,061	38,606	37,710	52,794	157,171	42,671	36,895	39,681
International Consumer	9,815	7,651	9,708	15,516	42,690	14,601	12,014	11,002	13,238	50,855	12,617	8,074	10,094
Worldwide Consumer	51,222	46,399	46,610	60,032	204,263	42,662	50,620	48,712	66,032	208,026	55,288	44,969	49,775

Worldwide Institutional	11,792	14,249	14,316	14,248	54,605	14,316	16,123	15,490	14,494	60,423	14,161	15,843	14,504
Total	63,014	60,648	60,926	74,280	258,868	56,978	66,743	64,202	80,526	268,449	69,449	60,812	64,279

YoY Growth (%)
US Consumer	5%	-8%	-28%	-25%	-16%	-32%	0%	2%	19%	-3%	52%	-4%	5%
International Consumer	297%	154%	137%	101%	147%	49%	57%	13%	-15%	19%	-14%	-33%	-8%
Worldwide Consumer	22%	3%	-16%	-10%	-2%	-17%	9%	5%	10%	2%	30%	-11%	2%

Worldwide Institutional	39%	23%	21%	26%	26%	21%	13%	8%	2%	11%	-1%	-2%	-6%
Total	25%	7%	-9%	-5%	3%	-10%	10%	5%	8%	4%	22%	-9%	0%

% of Total Revenue
US Consumer	66%	64%	61%	60%	62%	49%	58%	59%	66%	58%	62%	61%	62%
International Consumer	15%	13%	16%	21%	17%	26%	18%	17%	16%	19%	18%	13%	15%
Worldwide Consumer	81%	77%	77%	81%	79%	75%	76%	76%	82%	77%	80%	74%	77%

Worldwide Institutional	19%	23%	23%	19%	21%	25%	24%	24%	18%	23%	20%	26%	23%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

Prior period data has been modifed where applicable to conform to current presentation for comparative purposes.

Immaterial rounding differences may be present in this data in order to conform to Financial Statement totals.

Rosetta Stone Inc.

Business Metrics

(in thousands)

	Quarter-Ended					Quarter-Ended					Quarter-Ended
	3/31/10	6/30/10	9/30/10	12/31/10	2010	3/31/11	6/30/11	9/30/11	12/31/11	2011	3/31/12	6/30/12	9/30/12	12/31/12	2012
Consumer Revenue by Channel

DTC	31,026	25,142	27,500	34,496	118,164	31,856	30,984	31,177	42,368	136,385	36,839	30,951	35,130
Kiosk	9,391	8,683	7,392	9,533	34,999	7,312	7,368	6,987	8,504	30,171	6,483	4,564	4,103
Global Retail	9,608	11,200	9,832	15,413	46,053	2,585	10,752	9,015	14,265	36,616	10,999	8,122	8,911
Home School	1,197	1,374	1,886	590	5,047	909	1,516	1,533	895	4,854	967	1,332	1,631
Total	51,222	46,399	46,610	60,032	204,263	42,662	50,620	48,712	66,032	208,026	55,288	44,969	49,775

YoY Growth (%)
DTC	24%	-5%	-6%	-2%	2%	3%	23%	13%	23%	15%	16%	0%	13%
Kiosk	14%	-7%	-25%	-28%	-14%	-22%	-15%	-5%	-11%	-14%	-11%	-38%	-41%
Global Retail	34%	46%	-27%	-12%	0%	-73%	-4%	-8%	-7%	-20%	325%	-24%	-1%
Home School	-19%	-12%	-28%	-50%	-26%	-24%	10%	-19%	52%	-4%	6%	-12%	6%
Total	22%	3%	-16%	-10%	-2%	-17%	9%	5%	10%	2%	30%	-11%	2%

% of Total Consumer Revenue
DTC	61%	54%	59%	57%	58%	75%	61%	64%	64%	66%	66%	69%	71%
Kiosk	18%	19%	16%	16%	17%	17%	15%	14%	13%	15%	12%	10%	8%
Global Retail	19%	24%	21%	26%	23%	6%	21%	19%	22%	17%	20%	18%	18%
Home School	2%	3%	4%	1%	2%	2%	3%	3%	1%	2%	2%	3%	3%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

Unit Metrics

Product Unit Volume (thousands)	126.3	112.9	117.6	169.7	526.5	108.5	140.0	134.3	202.9	585.8	143.0	129.7	146.5
Paid Online Learners (thousands)	12.6	14.2	17.7	16.8	16.8	16.4	17.1	21.5	26.6	26.6	41.2	48.7	57.4

YoY Growth (%)
Product Units						-14%	24%	14%	20%	11%	32%	-7%	9%
Paid Online Learners						30%	20%	21%	58%	58%	151%	185%	167%

Average Net Revenue Per Unit ($)
Average Net Revenue per Product Unit	$395	$398	$382	$343	$376	$379	$349	$346	$313	$341	$367	$319	$313
Average Net Revenue per Online Learner (monthly)	$33	$35	$35	$35	$33	$30	$34	$39	$36	$31	$28	$27	$24

YoY Growth (%)
Average Net Revenue per Product Unit						-4%	-12%	-9%	-9%	-9%	-3%	-9%	-9%
Average Net Revenue per Online Learner						-10%	-2%	10%	3%	-7%	-6%	-22%	-37%

# of Kiosks (end of period)

US	190	186	180	173	173	144	117	114	103	103	57	56	57
Europe	9	10	13	15	15	15	16	14	13	13	1	1	1
Asia Pacific	41	50	64	71	71	78	76	69	58	58	44	42	39
Total # of Kiosks (end of period)	240	246	257	259	259	237	209	197	174	174	102	99	97

Revenues by Geography

United States	52,476	52,139	50,390	57,624	212,629	41,271	53,418	51,708	65,725	212,122	54,914	50,810	52,167
International	10,538	8,509	10,536	16,656	46,239	15,707	13,325	12,494	14,801	56,327	14,535	10,002	12,112
Total	63,014	60,648	60,926	74,280	258,868	56,978	66,743	64,202	80,526	268,449	69,449	60,812	64,279

Revenues by Geography (as a %)
United States	83%	86%	83%	78%	82%	72%	80%	81%	82%	79%	79%	84%	81%
International	17%	14%	17%	22%	18%	28%	20%	19%	18%	21%	21%	16%	19%
Total	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%	100%

Prior period data has been modifed where applicable to conform to current presentation for comparative purposes.

Immaterial rounding differences may be present in this data in order to conform to Financial Statement totals.